Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 13, 2018, with respect to the financial statements of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.) in the Post-Effective Amendment No.1 to the Registration Statement (Form F-1 No. 333-222334) and related Prospectus of Cellect Biotechnology Ltd., dated March 21, 2018.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 21, 2018	A Member of Ernst & Young Global